Exhibit (23)
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-293862) on Form S-8 of our report dated June 17, 2026, with respect to the financial statements and the supplemental schedule of the Wells Fargo & Company 401(k) Plan.

/s/ KPMG LLP

Cleveland, Ohio
June 17, 2026